Exhibit 99.1

Vor Bio Announces Exploration of Strategic Alternatives to Maximize Shareholder Value

CAMBRIDGE, Mass., May 8, 2025 (GLOBE NEWSWIRE) — Vor Bio (Nasdaq: VOR), a clinical-stage cell and genome engineering company, today announced that, based on currently available clinical data from its key clinical programs and a challenging fundraising environment, the Board of Directors has approved the initiation of a process to explore a range of strategic alternatives aimed at maximizing both near- and long-term shareholder value.

These strategic alternatives could include, among other alternatives, a potential sale of assets of the Company, a potential licensing of assets of the Company, a sale of the Company, a business combination, a merger or other strategic action.

The Company is also winding down its clinical and manufacturing operations, beginning immediately, including its ongoing clinical trials. The decision to discontinue clinical operations is not due to any safety concerns with Vor Bio’s product candidates.

In conjunction with the strategic process, Vor Bio implemented a workforce reduction of approximately 95% with a cost of approximately $10.9 million. Vor Bio plans to retain approximately 8 employees to assist in exploring its strategic alternatives, maintaining compliance with regulatory and financial reporting requirements, and winding-down the clinical and manufacturing operations.

Vor Bio does not have a defined timeline for the exploration of strategic alternatives and is not confirming that the process will result in any strategic alternative being announced or consummated. Vor Bio does not intend to discuss or disclose further developments during this process unless and until its Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate or required by law.

The Company has retained Cooley LLP as its legal advisor.

As of December 31, 2024, the Company had cash, cash equivalents and marketable securities were $91.9 million. The Company plans to report first quarter 2025 financial results as planned on May 14, 2025.

About Vor Bio

Vor Bio is a clinical-stage cell and genome engineering company that aims to change the standard of care for patients with blood cancers by engineering hematopoietic stem cells to enable targeted therapies post-transplant. For more information, visit: www.vorbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding its wind-down of clinical and manufacturing activities and exploration of strategic alternatives, and other statements that are not historical fact. Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including market conditions and availability of acceptable strategic alternatives. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Contact:

Investors & Media

Sarah Spencer

+1 857-242-6076

sspencer@vorbio.com